EXHIBIT 99.1

(BW) (CA-PACER-INTL) (PACR) Pacer Intl. Reports 1st Quarter Results:

Net Income Up 27%

Business, Logistics and Transportation Editors

CONCORD, Calif. — (BUSINESS WIRE) — April 29, 2004—Pacer International, Inc. (Nasdaq:PACR), the non-asset based North American third-party logistics and freight transportation provider, today reported financial results for the three-month period ended April 2, 2004.

For the quarter ended April 2, 2004, net income increased to $9.4 million from $7.4 million in the first quarter of 2003, a gain of 27.0 percent. Diluted earnings per share increased to $0.25 from $0.20 in the first quarter of 2003, up 25.0 percent. The company had $11.6 million of cash flow from operations in the first quarter of 2004 and paid down $15.0 million of debt.

Effective with the fourth quarter of 2003, results of the company’s cartage operations (local pickup and delivery of goods) were moved from the retail segment to the wholesale segment to reflect the current management structure. All prior year amounts have been reclassified to reflect this management change.

Gross and net revenues for Pacer’s wholesale segment, including Stacktrain operations — which provide double-stack rail transportation services — and cartage operations, increased 5.1 percent and 2.2 percent, respectively for the quarter versus the same quarter last year. The improvement was due to strong business volumes quarter-over-quarter in the domestic intermodal double-stack rail business, and to increasing volumes at newer locations for the cartage business. Gross revenues for the quarter for the retail segment — which arranges for and provides intermodal marketing, truck brokerage, truck services, international freight forwarding, supply chain management and warehouse and distribution services directly to manufacturers and retailers — increased 3.9 percent to $210.3 million, from $202.4 million for the same quarter last year. Net revenues for the quarter, however, decreased 7.8 percent to $28.4 million, from $30.8 million for the same quarter last year. The reduction was primarily a result of increases in lower margin business and declines in the rail brokerage and warehouse and distribution units. In addition, warehousing and distribution incurred costs related to vacating temporary warehousing facilities.

Pacer International’s interest expense decreased 57.8 percent to $2.7 million from $6.4 million in the same quarter of 2003. This was due to reduced debt levels and to lower interest rates that resulted from the company’s debt refinancing in June 2003, the 11.75 percent senior subordinated note redemption in July 2003, and the repricing of its senior credit facility during the fourth quarter of 2003, that further reduced interest rates.

“Pacer’s wholesale segment continues to grow, driven by continued strong intermodal volumes,” said Don Orris, chairman and chief executive officer of Pacer International. “Our domestic intermodal volumes were up 8.1 percent quarter-over-quarter. Results in our retail segment were impacted by first-quarter over first-quarter declines in the rail brokerage and the warehousing and distribution units. Since the fourth quarter of 2003, however, we have seen significant improvement in retail results and we have brought on managers to help focus on yield management and pricing as well as business development. We continue to generate strong cash flow from operations, which allows us to continue paying down debt.”

On April 7, 2004, the company completed an underwritten secondary offering of 4,000,000 shares of its common stock by selling stockholders at $20.07 per share. The underwriter has a 30-day option to purchase up to 400,000 additional shares from the selling stockholders to cover over-allotments. Pacer did not receive any of the proceeds of the offering.

CONFERENCE CALL TODAY — Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 4:30 p.m. Eastern Time today (Thursday, April 29). To participate, please call five minutes early by dialing (888) 273-9885 (in USA) and ask for “Pacer First Quarter Earnings Call.” International callers can dial (612) 332-0923.

Alternatively, an audio-only, simultaneous Web cast of the conference call can be accessed at the following URL: http://www.firstcallevents.com/service/ajwz402932590gf12.html. For those unable to participate in either event, a digitized replay will be available from April 29 at 9:45 p.m. Eastern Time to May 13 at 11:59 p.m. Eastern Time. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), access code #726357. Alternatively, a replay can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com.

ABOUT PACER — Pacer International, a leading non-asset based North American third-party logistics and freight transportation provider, through its subsidiaries and divisions, offers a broad array of logistics and other services to facilitate the movement of freight from origin to destination. Its services include wholesale Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and cartage (local trucking) services; and retail intermodal marketing, truck brokerage, truck services, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web site: www.pacer-international.com.

CERTAIN FORWARD-LOOKING STATEMENTS — This press release contains or may contain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The company’s actual results may differ materially from those expressed or implied in the forward-looking statements due to, among other things, increases in the company’s leverage; its dependence on third parties for equipment and services essential to operate its business; regulatory changes affecting the company’s industry, operations, products or services; insurance costs; competitive or technological factors affecting the company’s markets, operations, products or services; shifts in market demand and general economic conditions. In addition, there can be no assurance that the businesses that the company has acquired in the past and may acquire in the future can be successfully integrated. Additional information about factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including the company’s 2003 annual report on Form 10-K/A dated March 11, 2004 and in the company’s prospectus dated January 21, 2004, as supplemented. Should any of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Issued by Steve Potash and Company, tel. 510/865-0800, or steve@potashco.com

Pacer International Inc.

Consolidated Balance Sheet

($ millions)

April 2, 2004
(Unaudited)
Assets

Current assets
Cash and cash equivalents	$—
Accounts receivable, net	200.7
Prepaid expenses and other	7.6
Deferred income taxes	4.3

Total current assets	212.6

Property and equipment
Property, plant & equipment at cost	97.6
Accumulated depreciation	(46.9)

Property and equipment, net	50.7

Other assets
Intangible assets, net	288.3
Deferred income taxes	21.7
Other assets	15.8

Total other assets	325.8

Total assets	$589.1

Liabilities & Equity

Current liabilities
Current maturities of long-term debt and capital leases	$—
Accounts payable and accrued expenses	160.9

Total current liabilities	160.9

Long-term liabilities
Long-term debt and capital leases	199.1
Other	3.1

Total long-term liabilities	202.2

Stockholders’ equity
Common stock	0.4
Paid In capital	274.6
Other	(0.1)
Retained earnings (deficit)	(48.8)
Other accumulated comprehensive income (loss)	(0.1)

Total stockholders’ equity	226.0

Total liabilities and equity	$589.1

Pacer International Inc.

Unaudited Consolidated Statement of Cash Flows

($ in millions)	1st Quarter 2004
Cash Flows from Operating Activities
Net income	$9.4
Adjustments to net income
Depreciation	1.9
Deferred income taxes	1.8
Change in receivables	2.3
Change in other current assets	4.1
Change in current liabilities	(3.1)
Other	(4.8)

Net cash provided by operating activities	11.6

Cash Flows from Investing Activities
Capital expenditures	(0.6)
Proceeds from sales of property and equipment	0.1

Net cash used for investing activities	(0.5)

Cash Flows from Financing Activities
Book overdraft	2.7
Proceeds from issuance of common stock	0.4
Debt, revolver, net and capital lease payments	(15.0)

Net cash used for financing activities	(11.9)

Effect of exchange rate changes on cash	—

Net change in cash and cash equivalents	(0.8)
Cash at beginning of period	0.8

Cash at end of period	$—

Pacer International Inc.

Unaudited Consolidated Statement of Operations

($ millions)

	1st Quarter 2004
	Wholesale	Retail	Corp./Elim.	Consolidated
	GAAP
Gross revenues	$238.2	$210.3	$(31.0)	$417.5
Cost of purchased transportation	173.1	181.9	(31.0)	324.0

Net revenues	65.1	28.4	—	93.5
Margin	27.3%	13.5%	0.0%	22.4%

Direct operating expenses	28.9	—	—	28.9
Selling, general & admin. expenses	16.1	25.6	3.0	44.7
Depreciation expense	1.1	0.8	—	1.9

Income from operations	19.0	2.0	(3.0)	18.0
Interest expense				2.7

Income before income taxes				15.3
Income tax				5.9

Net income				$9.4

Diluted Earnings Per Share				$0.25

Pacer International Inc.

Unaudited Consolidated Statements of Operations

($millions, except per share amounts)

	1st Quarter
	2004	2003	Variance	%
	GAAP
Segments

Gross Revenues
Wholesale	238.2	226.7	11.5	5.1%
Retail	210.3	202.4	7.9	3.9%
Cons. Entries	(31.0)	(33.2)	2.2	6.6%

Total	417.5	395.9	21.6	5.5%

Net Revenue
Wholesale	65.1	63.7	1.4	2.2%
Retail	28.4	30.8	(2.4)	-7.8%

Total	93.5	94.5	(1.0)	-1.1%

Income from Operations
Wholesale	19.0	16.8	2.2	13.1%
Retail	2.0	4.7	(2.7)	-57.4%
Corporate	(3.0)	(2.8)	(0.2)	-7.1%

Total	18.0	18.7	(0.7)	-3.7%

Net Income	9.4	7.4	2.0	27.0%
Diluted Earnings per Share	$0.25	$0.20	$0.05	25.0%

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CONTACT:	Pacer International, Inc.
Larry Yarberry, 925/887-1577
Cell: 925/890-9245
lyarberry@pacerintl.com